                                                                     Exhibit 4.4
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                          RADNOR HOLDINGS CORPORATION
                                   as Issuer,

                             WINCUP HOLDINGS, INC.
                          RADNOR CHEMICAL CORPORATION
                              STYROCHEM U.S., INC.
                             STYROCHEM CANADA, LTD.
                            RADNOR MANAGEMENT, INC.
                    STYROCHEM EUROPE (THE NETHERLANDS) B.V.
                              STYROCHEM FINLAND OY
                             THERMISOL DENMARK APS
                              THERMISOL FINLAND OY
                              THERMISOL SWEDEN AB
                                      and
                             RADNOR DELAWARE, INC.
                                 as Guarantors

                                      and

                           FIRST UNION NATIONAL BANK
                                   as Trustee

                              ___________________


                          THIRD SUPPLEMENTAL INDENTURE


                          Dated as of February 9, 1998

        (Supplementing a Trust Indenture dated as of December 5, 1996, as amended by a First Supplemental Indenture dated as of
          December 17, 1996, and as amended by a Second Supplemental
                    Indenture dated as of October 15, 1997)

                              ___________________

                                 $100,000,000

                           10% Senior Notes due 2003



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

          THIS THIRD SUPPLEMENTAL INDENTURE, dated as of the 9th day of February 1998 (this "Third Supplemental Indenture"), is among RADNOR HOLDINGS CORPORATION, a Delaware corporation (the "Company"), WINCUP HOLDINGS, INC., a Delaware corporation, RADNOR CHEMICAL CORPORATION (formerly known as SP Acquisition Co.), a Delaware corporation, STYROCHEM U.S., INC. (formerly known as StyroChem International, Inc.), a Texas corporation, STYROCHEM CANADA, LTD. (formerly known as StyroChem International, Ltd.), a Quebec corporation, RADNOR MANAGEMENT, INC., a Delaware corporation, STYROCHEM EUROPE (THE NETHERLANDS) B.V., STYROCHEM FINLAND OY, THERMISOL DENMARK APS, THERMISOL FINLAND OY, and THERMISOL SWEDEN AB (collectively, the "Guarantors"), RADNOR DELAWARE, INC., a Delaware corporation ("Radnor Delaware") and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

                                   RECITALS:

          The Company, the Guarantors and the Trustee are parties to a certain Indenture dated December 5, 1996, as amended by a First Supplemental Indenture dated as of December 17, 1996, and by a Second Supplemental Indenture dated as of October 15, 1997 (as amended, the "Indenture"), relating to the creation by the Company of an issue of $100,000,000 of its 10% Senior Notes, due 2003 (the "Securities");

          Each Guarantor has issued a guarantee of the Securities (collectively, the "Guarantees") pursuant to which the Guarantors have guaranteed, in accordance with Article Thirteen of the Indenture, all Indenture Obligations (as such term is defined in the Indenture); and

          The Company, the Guarantors, Radnor Delaware and the Trustee now desire to enter into this Third Supplemental Indenture pursuant to Section 901(vi) of the Indenture, without the consent of the Holders, in order to add Radnor Delaware as a Guarantor and Restricted Subsidiary under the Indenture;

          Capitalized terms used herein without definition shall have the meanings given such terms in the Indenture.

          NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and for other good and valuable consideration, it is covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of the Holders of the Securities issued under the Indenture, as follows:

                                  ARTICLE ONE

                   JOINDER AND GUARANTEE OF RADNOR DELAWARE

          Section 101. Radnor Delaware hereby absolutely, unconditionally and irrevocably guarantees, on a joint and several basis with the Guarantors, to the Trustee and the Holders, as if Radnor Delaware was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee). This Guarantee shall rank pari passu with any Senior Indebtedness of Radnor Delaware and shall be subject in all respects to, and governed by all of the terms and provisions applicable to Guarantees in, the Indenture, including without limitation Article Thirteen thereof.

          Section 102. As of the date hereof, all references to the "Guarantors" in the Indenture shall be deemed to refer collectively to: (i) the Guarantors in existence on the date hereof and (ii) Radnor Delaware.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                 RADNOR HOLDINGS CORPORATION


Attest: /s/CJWilliamson           By:  /s/ Michael T. Kennedy
       ----------------              -------------------------
       Name:C.J.Williamson             Michael T. Kennedy
       Title: Secretary                President


                                  WINCUP HOLDINGS, INC.


Attest: /s/CJWilliamson           By:  /s/ Michael T. Kennedy
       ----------------              -------------------------
       Name:C.J.Williamson             Michael T. Kennedy
       Title: Secretary                President


                                  RADNOR CHEMICAL CORPORATION


Attest: /s/CJWilliamson           By:  /s/ Michael T. Kennedy
       ----------------              -------------------------
       Name:C.J.Williamson             Michael T. Kennedy
       Title: Secretary                President

                                  STYROCHEM U.S., INC.


Attest: /s/CJWilliamson           By:  /s/ Michael T. Kennedy
       ----------------              -------------------------
       Name:C.J.Williamson             Michael T. Kennedy
       Title: Secretary                President


                                  STYROCHEM CANADA, LTD.


Attest: /s/CJWilliamson           By:  /s/ Michael T. Kennedy
       ----------------              -------------------------
       Name:C.J.Williamson             Michael T. Kennedy
       Title: Secretary                President


                                  RADNOR MANAGEMENT, INC.


Attest: /s/CJWilliamson           By:  /s/ Michael T. Kennedy
       ----------------              -------------------------
       Name:C.J.Williamson             Michael T. Kennedy
       Title: Secretary                President


                                  STYROCHEM EUROPE (THE NETHERLANDS) B.V.


Attest:_____________________      By:  /s/ Michael T. Kennedy
                                     -------------------------
       Name:                           Michael T. Kennedy
       Title:                          Class A Managing Director


                                  STYROCHEM FINLAND OY


Attest:_____________________      By:  /s/ Michael T. Kennedy
                                     -------------------------
       Name:                           Michael T. Kennedy
       Title:                          Authorized Officer


                                  THERMISOL DENMARK APS


Attest:_____________________      By:  /s/ Michael T. Kennedy
                                     -------------------------
       Name:                           Michael T. Kennedy
       Title:                          Authorized Officer

                                  THERMISOL FINLAND OY


Attest:_____________________      By:  /s/ Michael T. Kennedy
                                     -------------------------
       Name:                           Michael T. Kennedy
       Title:                          Authorized Officer


                                  THERMISOL SWEDEN AB


Attest:_____________________      By:  /s/ Michael T. Kennedy
                                     -------------------------
       Name:                           Michael T. Kennedy
       Title:                          Authorized Officer


                                  RADNOR DELAWARE, INC.


Attest: /s/CJWilliamson           By:  /s/ Michael T. Kennedy
       ----------------              -------------------------
       Name:C.J.Williamson             Michael T. Kennedy
       Title: Secretary                Chairman


                                  FIRST UNION NATIONAL BANK,
                                   as Trustee


Attest: /s/ Ralph E. Jones        By:  /s/ Alan G. Finn
       -------------------           -------------------------
       Name: Ralph E. Jones            Alan G. Finn
       Title: Corporate Trust          Assistant Vice President
               Officer